Exhibit 5.1
October 29, 2010
Travelport LLC
Travelport Inc.
405 Lexington Avenue
New York, New York 101747

Re:	Travelport LLC, Travelport Inc. and Guarantors
Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Travelport LLC, a Delaware limited liability company (“Travelport LLC”), and Travelport Inc., a Delaware corporation (“Travelport Inc.” and, together with Travelport LLC, the “Issuers”), Travelport Limited, a Bermuda corporation (the “Parent Guarantor”), Waltonville Limited, a Gibraltar corporation (“Waltonville”), and TDS Investor (Luxembourg) S.á.r.l., a Luxembourg private limited liability company, (the “Intermediate Parent Guarantors”), each of the Delaware subsidiaries and the California subsidiary of the Parent Guarantor listed on Schedule I hereto (collectively, the “Group I Subsidiaries”) and the other subsidiaries of the Parent Guarantor listed on Schedule II hereto (collectively, the “Group II Subsidiaries” and, together with the Group I Subsidiaries, the Parent Guarantor and Intermediate Parent Guarantors, the “Guarantors”), in connection with the public offering of $250,000,000 aggregate principal amount of the Issuers’ 9% Senior Notes due 2016 (the “Exchange Notes”). The Indenture, dated as of August 18, 2010 (the “Indenture”), by and among the Issuers, the Guarantors and The Bank of Nova Scotia Trust Company of New York,

Travelport LLC
Travelport Inc.
October 29, 2010

as trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Guarantors to the extent set forth in the Indenture (guarantees by the Guarantors are referred to herein as the “Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 9% Senior Notes due 2016 of the Issuers (the “Original Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated as of August 18, 2010 (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors, and Credit Suisse Securities (USA) LLC, as the representatives of the initial purchasers of the Original Notes.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees to be filed by the Issuers with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Certificate of Formation of Travelport LLC, as certified by the Secretary of State of the State of Delaware;

(v)	the Certificate of Incorporation of Travelport Inc., as certified by the Secretary of State of the State of Delaware;

(vi)	the Limited Liability Company Agreement of Travelport LLC, as certified by Rochelle J. Boas, Authorized Person of Travelport LLC;

(vii)	the Bylaws of Travelport Inc., as certified by Rochelle J. Boas, Senior Vice President and Secretary of the Travelport Inc.;

(viii)	the action by written consent of the sole member of Travelport LLC, adopted August 17, 2010, relating to the Exchange Offer, the issuance of

Travelport LLC
Travelport Inc.
October 29, 2010

the Original Notes and the Exchange Notes, the Indenture, the Guarantees and related matters, as certified by Rochelle J. Boas, Authorized Person of Travelport LLC;

(ix)	the action by written consent of the board of directors of Travelport Inc., adopted August 17, 2010, and the unanimous written resolutions of the board of directors thereof, adopted August 17, 2010, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Guarantees and related matters, as certified by Rochelle J. Boas, Senior Vice President and Secretary of Travelport Inc.; and

(x)	the form of the Exchange Notes, included as an exhibit to the Indenture.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Issuers and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and, except as expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that each of the Issuers and the Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.
     Our opinions set forth herein are limited to the General Corporation Law of Delaware, the Limited Liability Company Act of Delaware, the Revised Uniform Limited Partnership Act of Delaware (including in each case applicable provision of the Delaware Constitution and reported judicial interpretations interpreting such laws), the Beverly-Killea Limited Liability Company Act of the State of California and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the

Travelport LLC
Travelport Inc.
October 29, 2010

Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
     With respect to matters governed by the law of any jurisdiction other than Opined on Law, we note the following opinions concerning the corporate authority of and due authorization by each of the Parent Guarantor, Intermediate Guarantors and Group II Subsidiaries are being provided and filed as exhibits to the Registration Statement: (i) Conyers Dill & Pearman, special Bermuda legal counsel to the Parent Guarantor (Exhibit 5.2), (ii) Hassans International Law Firm, special Gibraltar legal counsel to Waltonville Limited (Exhibit 5.3), (iii) Arendt & Medernach, special Luxembourg counsel to TDS Investor (Luxembourg) S.á.r.l. (Exhibit 5.4) and (iv) Ms. Margaret Cassidy, Georgia counsel for each of the Group II Subsidiaries (Exhibit 5.5).
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of each of the Issuers and the Guarantors, respectively, enforceable against each of the Issuers and the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I
Delaware Guarantors
•	Travelport Holdings, Inc.

•	OWW2, LLC

•	Travelport International Services, Inc.

•	Galileo Technologies, LLC

•	Travelport Operations, Inc.

•	GTA North America, Inc.

•	Travel Industries, Inc.

•	Octopus Travel.com (USA) Limited

•	Worldspan Technologies Inc.

•	Travelport Holdings, LLC

•	Worldspan LLC

•	Travelport, LP

•	WS Financing Corp.

•	Worldspan iJet Holdings, LLC

•	Worldspan Viator Holdings, LLC

•	Worldspan Digital Holdings, LLC

•	Worldspan Storemaker Holdings, LLC
California Guarantor
•	Worldspan BBN Holdings, LLC

Schedule I

SCHEDULE II
Georgia Guarantors
•	Worldspan S.A. Holdings II, L.L.C.

•	Worldspan Open Table Holdings, LLC

•	Worldspan XOL LLC

•	Worldspan South American Holdings LLC

Schedule II